UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Waller Mill Road Williamsburg, Virginia	23185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Chart Acquisition Corp.

c/o The Chart Group, L.P.

555 Fifth Avenue, 19th Floor

New York, New York, 10017

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Tempus Applied Solutions Holdings, Inc. (the “Registrant”) has been named as the preferred bidder for a contract for the provision, to a major NATO member country, of two intelligence, surveillance and reconnaissance (“ISR”) aircraft. The Registrant expects to be awarded the contract if and when it is able to finalize remaining administrative and licensing terms. The contract is for the provision of not only modified special mission aircraft, but also training and maintenance support, and would be performed over a period of approximately five years. The Registrant estimates that, if it is awarded the contract, its revenues under the contract would exceed approximately $200 million, most of which would be received in approximately the first two years following the execution of the contract.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.
Date: August 10, 2015	By:	/s/ R. Lee Priest, Jr.
		Name:	R. Lee Priest, Jr.
		Title:	Chief Financial Officer

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